SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
February 2, 2009
INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)
1600 E. St. Andrew Place
Santa Ana, CA 92799-5125
(Address, including zip code of Registrant’s principal executive offices)
Registrant’s telephone number, including area code: (714) 566-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
     On February 2, 2009, the Human Resources Committee of the Board of Directors (the “Committee”) of Ingram Micro Inc. (“Ingram Micro”) approved and established the performance-based target annual bonus incentive awards, including the related performance objectives, for each of Ingram Micro’s named executive officers effective in or beginning with Ingram Micro’s 2009 fiscal year. These target bonus incentive awards are based upon the achievement of certain pre-established financial performance goals established by the Committee. No awards will be earned if threshold performance levels are not met; however, amounts actually earned could be increased if actual performance exceeds pre-established targeted financial goals. The Committee did not make any changes to the named executive officers’ base compensation for Ingram Micro’s 2009 fiscal year compared to the 2008 fiscal year.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.
By:	/s/ Larry C. Boyd
	Name:	Larry C. Boyd
	Title:	Senior Vice President, Secretary and General Counsel

Date: February 5, 2009